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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-77329 of Osage Systems Group, Inc. on Form S-3 of our report dated March 10, 1999 relating to the consolidated financial statements of Osage Systems Group, Inc. as of December 31, 1998 and 1997 and for the years then ended, appearing in the Annual Report on Form 10-KSB of Osage Systems Group, Inc. for the year ended December 31, 1998; our report dated April 24, 1998 relating to the financial statements of Solsource Computers, Inc. as of January 31, 1998 and 1997 and for the years then ended, appearing in the Form 8-K/A dated March 17, 1998; our report dated April 10, 1998 relating to the financial statements of H.V. Jones, Inc. as of December 31 ,1997 and 1996 and for the years then ended, appearing in the Form 8-K/A dated March 17, 1998; our report dated July 10, 1998 relating to the financial statements of Open Business Systems, Inc. as of December 31, 1997 and 1996 and for the years then ended, appearing in the Form 8-K/A dated June 22, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


Phoenix, Arizona
June 30, 1999